Exhibit 99.2

Earnings Release and Supplemental Information Quarter Ended March 31, 2014

Table of Contents Overview Earnings Release 3 Company Profile 8 Summary of Financial Data 10 Financial Statements Consolidated Balance Sheets 11 Consolidated Statements of Operations 12 Reconciliations of Net Income to FFO, AFFO and EBITDA 13 Operating Portfolio Operating Properties 14 Leasing Statistics 15 Geographic Diversification and 10 Largest Customers 17 Development Summary and Capital Expenditures 18 Capital Structure Market Capitalization and Debt Summary 19 Interest Summary and Debt Covenants 20 2014 Guidance 21 Appendix 22

CORESITE REPORTS FIRST-QUARTER FUNDS FROM OPERATIONS INCREASED 19% YEAR OVER YEAR Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix DENVER, CO – April 24, 2014 CoreSite Realty Corporation (NYSE:COR), a provider of secure, reliable, high-performance data center solutions, today announced financial results for the first quarter ended March 31, 2014. Quarterly and Subsequent Highlights • Reported first-quarter funds from operations (“FFO”) of $0.49 per diluted share and unit, representing a 19.5% increase year-over-year • Reported first-quarter total operating revenues of $63.7 million, representing a 15.7% increase year-over-year • Executed new and expansion data center leases representing $5.1 million of GAAP annualized rent at a rate of $129 per square foot • Realized rent growth on signed renewals of 4.7% on a cash basis and 9.4% on a GAAP basis and rental churn of 1.2% • Commenced 28,125 net rentable square feet of new and expansion leases with GAAP annualized rent of $134 per square foot, increasing stabilized data center occupancy to 83.0% Tom Ray, CoreSite’s Chief Executive Officer, commented, “We are pleased that our first-quarter results reflect continued execution of our business plan, with total operating revenues and adjusted EBITDA increasing 16% and 21% year over year, respectively.” Mr. Ray continued, “Importantly, we recorded an increase in new and expansion sales, with 131 new and expansion leases executed representing $5.1 million in annualized GAAP rent. This represents a 48% increase over the prior quarter and a 12% increase over the trailing-year quarterly average. In addition, we increased the number of quota-bearing sales reps across our platform by 21%, reflecting progress against our goal to increase in-place quota coverage by approximately 35% over the course of 2014.”

Quarter Ended March 31, 2014 Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix Financial Results CoreSite reported FFO attributable to shares and units of $22.9 million for the three months ended March 31, 2014, an 18.8% increase year-over-year and a decrease of 1.0% compared to prior quarter. On a per diluted share and unit basis, FFO increased 19.5% to $0.49 for the three months ended March 31, 2014, as compared to $0.41 per diluted share and unit for the three months ended March 31, 2013. Total operating revenues for the three months ended March 31, 2014, were $63.7 million, a 15.7% increase year over year. CoreSite reported net income attributable to common shares of $2.7 million, or $0.13 per diluted share. Sales Activity CoreSite executed 131 new and expansion data center leases representing $5.1 million of GAAP annualized rent during the first quarter, comprised of 39,783 NRSF at a weighted average GAAP rate of $129 per NRSF. CoreSite’s renewal leases signed in the first quarter totaled $3.5 million in GAAP annualized rent, comprised of 22,291 NRSF at a weighted average GAAP rate of $159 per NRSF, reflecting a 4.7% increase in rent on a cash basis and a 9.4% increase on a GAAP basis. The first-quarter rental churn rate was 1.2%. CoreSite’s first-quarter data center lease commencements totaled 28,125 NRSF at a weighted average GAAP rental rate of $134 per NRSF, which represents $3.8 million of GAAP annualized rent. Development Activity In the first quarter, CoreSite delivered two additional computer rooms totaling 34,589 NRSF of turn-key data center (TKD) capacity in the New York market at our NY2 facility and placed into service 33,711 NRSF of TKD capacity in Los Angeles at our LA2 facility. CoreSite had 50,000 NRSF of data center space under construction at VA2 in Northern Virginia at the end of the first quarter. As of March 31, 2014, CoreSite had incurred $38.7 million of the estimated $73.5 million required to complete this project.

Quarter Ended March 31, 2014 Balance Sheet and Liquidity As of March 31, 2014, CoreSite had $260.0 million of total long-term debt equal to 2.2x annualized adjusted EBITDA and $375.0 million of long-term debt and preferred stock equal to 3.1x annualized adjusted EBITDA. At quarter end, CoreSite had $10.2 million of cash available on its balance sheet and $236.6 million of available capacity under its credit facility. Dividend On March 6, 2014, CoreSite announced a dividend of $0.35 per share of common stock and common stock equivalents for the first quarter of 2014. The dividend was paid on April 15, 2014, to shareholders of record on March 31, 2014. CoreSite also announced on March 6, 2014, a dividend of $0.4531 per share of Series A preferred stock for the period January 15, 2014, to April 14, 2014. The preferred dividend was paid on April 15, 2014, to shareholders of record on March 31, 2014. 2014 Guidance CoreSite is maintaining its 2014 guidance of FFO per diluted share and unit in the range of $2.00 to $2.10. In addition, CoreSite is maintaining its 2014 guidance for net income attributable to common shares in the range of $0.50 to $0.60 per diluted share, with the difference between FFO and net income being real estate depreciation and amortization. This outlook is predicated on current economic conditions, internal assumptions about CoreSite’s customer base, and the supply and demand dynamics of the markets in which CoreSite operates. The guidance does not include the impact of any future financing, investment or disposition activities, beyond what has already been disclosed. Upcoming Conferences and Events CoreSite will participate in the Stephens Spring Investment Conference on June 3, 2014, at the New York Palace Hotel in New York, NY and NAREIT’s REITWeek conference from June 4, 2014, through June 5, 2014, at the Waldorf Astoria in New York, NY. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Quarter Ended March 31, 2014 Conference Call Details CoreSite will host a conference call on April 24, 2014, at 12:00 p.m., Eastern time (10:00 a.m., Mountain Time), to discuss its financial results, current business trends and market conditions. The call can be accessed live over the phone by dialing 877-407-3982 for domestic callers or 201-493-6780 for international callers. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176 for domestic callers or 858-384-5517 for international callers. The passcode for the replay is 13578866. The replay will be available until May 1, 2014. Interested parties may also listen to a simultaneous webcast of the conference call by logging on to CoreSite’s website at www.CoreSite.com and clicking on the “Investors” tab. The on-line replay will be available for a limited time beginning immediately following the call. About CoreSite CoreSite Realty Corporation (NYSE:COR) delivers secure and reliable data center solutions across eight key North American markets. CoreSite connects, protects and delivers an optimal performance environment and continued operation of mission-critical data and IT infrastructure for enterprises and Internet, private networking, mobility, and cloud service providers. CoreSite's scalable platform of over two and a half million square feet of efficient, network-dense, cloud-enabled data center capacity enables customers to accelerate business performance, reduce operating costs and increase flexibility across their IT and communications systems. CoreSite's 350+ professionals deliver best-in-class service by placing customer needs first in supporting the planning, implementation and operating requirements foundational to delivering reliable, secure and efficient IT operating environments. More than 800 of the world's leading enterprises, carriers and mobile operators, content and cloud providers and media and entertainment companies choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. CoreSite provides direct access to more than 275 carriers and ISPs, inter-site connectivity and CoreSite's Open Cloud Exchange, which supports rapid, efficient and scalable Ethernet access to multiple key public clouds, enabling simple, flexible, multi-cloud capabilities. For more information, visit www.CoreSite.com. CoreSite Investor Relations Contact Greer Aviv | CoreSite Investor Relations Director +1 303.405.1012 | +1 303.222.7276 Greer.Aviv@CoreSite.com Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Quarter Ended March 31, 2014 Forward Looking Statements This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the company’s data centers in certain markets and any adverse developments in local economic conditions or the demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition; the company’s failure to obtain necessary outside financing; the company’s failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates; and other factors affecting the real estate industry generally. All forward-looking statements reflect the company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the company’s most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the company from time to time with the Securities and Exchange Commission. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Company Profile CoreSite delivers network-dense, cloud-enabled, enterprise-class data center products and services across eight key North American markets. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Company Profile NYSE-traded with a strong balance sheet NYSE: COR (2010); REIT status Predecessor entities founded in 2000 Equity market cap: $1.5 billion at March 31, 2014 Growth capacity: 2.2x debt to annualized adjusted EBITDA and 3.1x debt and preferred stock to annualized adjusted EBITDA at March 31, 2014 Scalable and flexible, broad platform in Tier-1 markets Recent delivery of our newest data center, NY2, located in Secaucus, NJ 16 data centers in eight top North American markets located in network, financial, cloud and commerce hubs 2.5+ million gross square feet Ability to nearly double data center footprint on land and buildings currently owned Dense network connectivity and ecosystems Over 275 network service providers, 800 customers and 15,000 cross-connects Key ecosystems of customers and partners consisting of 35% networks and mobility, 24% cloud and IT service providers, 21% enterprise, 14% digital content and multimedia, and 6% systems integrators and managed services providers Partner-enabled value-added services supporting cloud computing Secure and reliable with best-in-class service Six 9s uptime for three consecutive years 350+ professionals with dedicated industry experts and 24x7 security guard monitoring Cabinet, standard or custom cage, computer rooms Cross-connects, Any2 Internet Exchange, Cloud Exchange – Ethernet Breakered and metered power Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

Summary of Financial Data

(in thousands, except share, per share and NRSF data)

Summary of Results	Three Months Ended March 31, 2014	December 31, 2013	March 31, 2013
Operating revenues	$ 63,731	$ 61,440	$ 55,091
Data center revenues	61,716	59,408	53,199
Net income	8,118	9,029	6,195
Net income attributable to common shares	2,733	3,135	1,849
Funds from operations (FFO) to shares and units	22,870	23,090	19,253
Adjusted funds from operations (AFFO)	19,356	19,385	17,707
EBITDA	27,191	26,891	22,754
Adjusted EBITDA	30,059	28,324	24,754
Per share - diluted:			
Net income attributable to common shares	$ 0.13	$ 0.15	$ 0.09
FFO per common share and OP unit	$ 0.49	$ 0.49	$ 0.41

	As of March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Dividend Activity					
Dividends declared per share and OP unit	$ 0.35	$ 0.35	$ 0.27	$ 0.27	$ 0.27
AFFO payout ratio	84%	84%	61%	62%	71%
Operating Portfolio Statistics					
Operating data center properties	16	16	14	14	14
Operating data center NRSF	1,326,332	1,327,205	1,225,596	1,225,596	1,208,365
Data center NRSF occupied	1,101,305	1,084,444	987,416	986,646	963,442
Data center % occupied	83.0%	81.7%	80.6%	80.5%	79.7%
Turn-Key Data Center Same Store Statistics					
MRR per Cabinet Equivalent	$ 1,399	$ 1,379	$ 1,352	$ 1,305	$ 1,305
Data center NRSF % occupied	76.2%	74.6%	75.0%	75.0%	74.3%
Market Capitalization, Debt & Preferred Stock					
Total enterprise value	$ 1,831,690	$ 1,852,319	$ 1,869,100	$1,734,594	$ 1,861,410
Total debt outstanding	260,000	232,500	166,625	132,000	111,375
Total debt and preferred stock outstanding	375,000	347,500	281,625	247,000	226,375
Debt to:					
Annualized Adjusted EBITDA	2.2x	2.1x	1.5x	1.2x	1.1x
Undepreciated book value of total assets	21.6%	19.8%	15.0%	12.7%	11.1%
Debt & Preferred Stock to:					
Annualized Adjusted EBITDA	3.1x	3.1x	2.6x	2.3x	2.3x
Undepreciated book value of total assets	31.1%	29.6%	25.4%	23.8%	22.5%

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 10

 Consolidated Balance Sheets (in thousands) March 31, December 31, 2014 2013 Assets: Investments in real estate: Land $ 79,929 $ 78,983 Building and building improvements 760,624 717,007 Leasehold improvements 96,834 95,218 937,387 891,208 Less: Accumulated depreciation and amortization (170,132) (155,704) Net investment in operating properties 767,255 735,504 Construction in progress 134,725 157,317 Net investments in real estate 901,980 892,821 Cash and cash equivalents 10,153 5,313 Accounts and other receivables, net 10,454 10,339 Lease intangibles, net 9,933 11,028 Goodwill 41,191 41,191 Other assets 61,961 55,802 Total assets $ 1,035,672 $ 1,016,494 Liabilities and equity: Liabilities Revolving credit facility $ 160,000 $ 174,250 Senior unsecured term loan 100,000 - Mortgage loan payable - 58,250 Accounts payable and accrued expenses 63,469 67,782 Deferred rent payable 9,530 9,646 Acquired below-market lease contracts, net 6,426 6,681 Prepaid rent and other liabilities 15,561 11,578 Total liabilities 354,986 328,187 Stockholders’ equity Series A cumulative preferred stock 115,000 115,000 Common stock, par value $0.01 210 209 Additional paid-in capital 269,510 267,465 Accumulated other comprehensive income 288 - Distributions in excess of net income (54,992) (50,264) Total stockholders’ equity 330,016 332,410 Noncontrolling interests 350,670 355,897 Total equity 680,686 688,307 Total liabilities and equity $ 1,035,672 $ 1,016,494 Development Financial Operating Capital 2014 11 Overview and Capital Appendix Statements Portfolio Structure Guidance Expenditures

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		
	March 31, 2014	December 31, 2013	March 31, 2013
Operating revenues:			
Data center revenue:			
Rental revenue	$ 34,899	$ 33,988	$ 31,309
Power revenue	16,002	15,669	13,529
Interconnection revenue	8,059	7,866	6,572
Tenant reimbursement and other	2,756	1,885	1,789
Total data center revenue	61,716	59,408	53,199
Office, light industrial and other revenue	2,015	2,032	1,892
Total operating revenues	63,731	61,440	55,091
Operating expenses:			
Property operating and maintenance	16,289	17,247	14,527
Real estate taxes and insurance	2,966	1,708	2,220
Depreciation and amortization	17,882	17,151	15,949
Sales and marketing	3,588	3,474	3,789
General and administrative	8,627	7,092	7,003
Rent	5,066	5,028	4,793
Transaction costs	4	-	5
Total operating expenses	54,422	51,700	48,286
Operating income	9,309	9,740	6,805
Interest income	2	14	2
Interest expense	(1,173)	(759)	(439)
Income before income taxes	8,138	8,995	6,368
Income tax (expense) benefit	(20)	34	(173)
Net income	8,118	9,029	6,195
Net income attributable to noncontrolling interests	3,301	3,809	2,262
Net income attributable to CoreSite Realty Corporation	4,817	5,220	3,933
Preferred dividends	(2,084)	(2,085)	(2,084)
Net income attributable to common shares	$ 2,733	$ 3,135	$ 1,849
Net income per share attributable to common shares:			
Basic	$ 0.13	$ 0.15	$ 0.09
Diluted	$ 0.13	$ 0.15	$ 0.09
Weighted average common shares outstanding:			
Basic	20,992,758	20,924,624	20,673,896
Diluted	21,521,838	21,492,301	21,314,779

Overview | **Financial Statements** | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 12

Reconciliations of Net Income to FFO, AFFO and EBITDA

(in thousands, except share and per share data)

Reconciliation of Net Income to FFO

	Three Months Ended		
	March 31, 2014	December 31, 2013	March 31, 2013
Net income	$ 8,118	$ 9,029	$ 6,195
Real estate depreciation and amortization	16,836	16,146	15,142
FFO	$ 24,954	$ 25,175	$ 21,337
Preferred stock dividends	(2,084)	(2,085)	(2,084)
FFO available to common shareholders and OP unit holders	$ 22,870	$ 23,090	$ 19,253
Weighted average common shares outstanding - diluted	21,521,838	21,492,301	21,314,779
Weighted average OP units outstanding - diluted	25,360,847	25,360,847	25,353,709
Total weighted average shares and units outstanding - diluted	46,882,685	46,853,148	46,668,488
FFO per common share and OP unit - diluted	$ 0.49	$ 0.49	$ 0.41

Reconciliation of FFO to AFFO

	Three Months Ended		
	March 31, 2014	December 31, 2013	March 31, 2013
FFO available to common shareholders and unit holders	$ 22,870	$ 23,090	$ 19,253
Adjustments:			
Amortization of deferred financing costs	580	446	420
Non-cash compensation	1,716	1,433	1,895
Non-real estate depreciation	1,046	1,005	807
Straight-line rent adjustment	(436)	(304)	(92)
Amortization of above and below market leases	(70)	(152)	(232)
Impairment of internal-use software	922	-	-
Recurring capital expenditures	(1,673)	(1,612)	(1,699)
Tenant improvements	(1,208)	(2,074)	(1,613)
Capitalized leasing commissions	(4,391)	(2,447)	(1,032)
AFFO available to common shareholders and OP unit holders	$ 19,356	$ 19,385	$ 17,707

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Three Months Ended		
	March 31, 2014	December 31, 2013	March 31, 2013
Net income	$ 8,118	$ 9,029	$ 6,195
Adjustments:			
Interest expense, net of interest income	1,171	745	437
Income taxes	20	(34)	173
Depreciation and amortization	17,882	17,151	15,949
EBITDA	$ 27,191	$ 26,891	$ 22,754
Non-cash compensation	1,716	1,433	1,895
Transaction costs / litigation	230	-	105
Impairment of internal-use software	922	-	-
Adjusted EBITDA	$ 30,059	$ 28,324	$ 24,754

Overview | **Financial Statements** | Operating Portfolio | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 13

Operating Properties

(in thousands, except NRSF data)

		Stabilized Operating NRSF						Pre-Stabilized NRSF[5]	Development NRSF[6]	
		Data Center[1]		Office and Light-Industrial[2]		Total				
Market/Facilities	Annualized Rent ($000)[3]	Total	Percent Occupied[4]	Total	Percent Occupied[4]	Total[5]	Percent Occupied[4]	Total	Total	Total Portfolio NRSF
Los Angeles										
One Wilshire Campus										
LA1*	$ 24,298	149,405	75.2 %	4,373	78.4 %	153,778	75.3 %	-	-	153,778
LA2	14,694	159,617	84.0	7,029	70.8	166,646	83.5	65,296	199,978	431,920
Los Angeles Total	**38,992**	**309,022**	**79.7**	**11,402**	**73.7**	**320,424**	**79.5**	**65,296**	**199,978**	**585,698**
San Francisco Bay										
SV1	11,566	84,045	87.5	206,255	80.2	290,300	82.3	-	-	290,300
SV2	6,346	76,676	69.8	-	-	76,676	69.8	-	-	76,676
Santa Clara Campus	22,766	220,676	92.7	71,308	91.5	291,984	92.4	31,497	173,240	496,721
San Francisco Bay Tota	**40,678**	**381,397**	**86.9**	**277,563**	**83.1**	**658,960**	**85.3**	**31,497**	**173,240**	**863,697**
Northern Virginia										
VA1	22,802	201,719	77.0	61,050	79.4	262,769	77.6	-	-	262,769
VA2	-	-	-	-	-	-	-	-	198,000	198,000
DC1*	2,742	22,137	84.0	-	-	22,137	84.0	-	-	22,137
Northern Virginia Total	**25,544**	**223,856**	**77.7**	**61,050**	**79.4**	**284,906**	**78.1**	**-**	**198,000**	**482,906**
Boston										
BO1	13,523	166,026	94.4	19,495	60.5	185,521	90.8	-	87,650	273,171
Chicago										
CH1	11,504	158,167	86.6	4,946	62.3	163,113	85.9	20,240	-	183,353
New York										
NY1*	4,927	48,404	69.9	209	100.0	48,613	70.0	-	-	48,613
NY2	-	-	-	-	-	-	-	52,692	202,367	255,059
New York Total	**4,927**	**48,404**	**69.9**	**209**	**100.0**	**48,613**	**70.0**	**52,692**	**202,367**	**303,672**
Miami										
MI1	1,731	30,176	45.7	1,934	38.6	32,110	45.2	-	13,154	45,264
Denver										
DE1*	692	4,144	100.0	-	-	4,144	100.0	-	-	4,144
DE2*	137	5,140	75.4	-	-	5,140	75.4	-	-	5,140
Denver Total	**829**	**9,284**	**86.4**	**-**	**-**	**9,284**	**86.4**	**-**	**-**	**9,284**
Total Facilities	**$ 137,728**	**1,326,332**	**83.0 %**	**376,599**	**80.6 %**	**1,702,931**	**82.5 %**	**169,725**	**874,389**	**2,747,045**

* Indicates properties in which we hold a leasehold interest.

(1) Represents the NRSF at each operating facility that is currently occupied or readily available for lease as data center space. Both occupied and available data center NRSF includes a factor to account for a customer's proportionate share of the required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

(2) Represents the NRSF at each operating facility that is currently occupied or readily available for lease as space other than data center space, which is typically space offered for office or light industrial uses.

(3) Represents the monthly contractual rent on stabilized operating NRSF under existing commenced customer leases as of March 31, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. On a gross basis, our annualized rent was approximately $144.1 million as of March 31, 2014, which reflects the addition of $6.4 million in operating expense reimbursements to contractual net rent under modified gross and triple-net leases.

(4) Includes customer leases that have commenced and are occupied as of March 31, 2014. The percent occupied is determined based on leased square feet as a proportion of total operating NRSF. The percent occupied for data center space, office and light industrial space, and space in total would have been 84.7%, 83.0%, and 84.3%, respectively, if all leases signed in current and prior periods had commenced.

(5) Represents pre-stabilized NRSF of projects/facilities which recently have been developed and are in the initial lease-up phase. Annualized rent and NRSF percent occupied for pre-stabilized NRSF is $3.0 million and 15.6%, respectively, as of March 31, 2014.

(6) Represents vacant space and entitled land in our portfolio that requires significant capital investment in order to develop into data center facilities as of March 31, 2014. Includes NRSF under construction for which substantial activities are ongoing to prepare the property for its intended use following development. In addition to the amounts above, we may develop an additional 138,000 NRSF at the Santa Clara Campus and 100,000 NRSF at NY2 upon our receipt of the necessary entitlements.

Overview | Financial Statements | **Operating Portfolio** | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix
14

Leasing Statistics

Data Center Leasing Activity

	Leasing Activity Period	Number of Leases(1)	Total Leased NRSF(2)	GAAP Annualized Rent per Leased NRSF	GAAP Annualized Rent (000's)	Rental Churn Rate(3)	Cash Rent Growth(4)	GAAP Rent Growth(4)
New/expansion leases commenced	**Q1 2014**	**119**	**28,125**	**$ 134**	**$ 3,763**			
	Q4 2013	109	116,052	41 (5)	4,808			
	Q3 2013	110	37,243	180	6,688			
	Q2 2013	121	42,672	147	6,267			
	Q1 2013	89	39,376	161	6,320			
New/expansion leases signed	**Q1 2014**	**131**	**39,783**	**$ 129**	**$ 5,139**			
	Q4 2013	122	26,276	132	3,472			
	Q3 2013	106	23,294	170	3,965			
	Q2 2013	115	30,810	188	5,782			
	Q1 2013	110	42,799	119	5,084			
Renewal leases commenced	**Q1 2014**	**74**	**22,291**	**$ 159**	**$ 3,535**	**1.2%**	**4.7%**	**9.4%**
	Q4 2013	59	50,513	135	6,816	1.9%	3.5%	14.3%
	Q3 2013	100	29,567	155	4,575	2.7%	6.6%	10.7%
	Q2 2013	112	44,702	166	7,404	2.0%	2.9%	9.0%
	Q1 2013	80	47,598	103	4,887	1.1%	2.0%	21.6%

(1) Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2) Total leased NRSF is determined based on contractually leased square feet for leases that have commenced on or before March 31, 2014. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(3) Rental churn is calculated based on the annualized rental revenue of expired leases terminated in the period, compared with total annualized rental revenue at the beginning of the period.

(4) Rent growth represents the increase in rental rates on renewed leases commencing during the period, as compared with the previous rental rates for the same space.

(5) The GAAP Annualized Rent per Leased NRSF for new/expansion leases commenced in Q4 2013 includes a 101,721 NRSF built-to-suit lease. Excluding this lease, the GAAP Annualized Rent per Leased NRSF for new/expansion leases commenced in Q4 2013 would have been $116.

Overview | Financial Statements | **Operating Portfolio** | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 15

 Leasing Statistics Lease Expirations (total operating properties, excluding pre-stabilized) Total Annualized Number Operating Percentage Percentage Annualized Annualized Rent Per of NRSF of of Total Annualized of Rent Per Rent at Leased Leases Expiring Operating Rent Annualized Leased Expiration NRSF at Year of Lease Expiration Expiring(1) Leases NRSF ($000)(2) Rent NRSF ($000)(3) Expiration(4) Available as of March 31, 2014(5) - 298,219 17.5% $ - - % $ - $ - $ - 2014 508 176,977 10.3 26,155 19.0 147.79 27,312 154.33 2015 309 181,370 10.7 31,314 22.7 172.65 32,013 176.51 2016 265 151,414 8.9 21,855 15.9 144.34 25,440 168.02 2017 170 146,490 8.6 22,093 16.0 150.82 28,900 197.28 2018 67 147,842 8.7 15,090 11.0 102.07 18,236 123.35 2019-Thereafter 46 297,212 17.5 14,067 10.2 47.33 22,157 74.55 Office and light industrial (6) 79 303,407 17.8 7,154 5.2 23.58 7,135 23.52 Portfolio Total / Weighted Average 1,444 1,702,931 100.0% $ 137,728 100.0% $ 98.05 $ 161,193 $ 114.75 (1) Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. (2) Represents the monthly contractual rent under existing commenced customer leases as of March 31, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. (3) Represents the final monthly contractual rent under existing customer leases as of March 31, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes operating expense reimbursement, power revenue and interconnection revenue. (4) Annualized rent at expiration as defined above, divided by the square footage of leases expiring in the given year. This metric reflects the rent growth inherent in the existing base of lease agreements. (5) Excludes NRSF held for development or under construction. (6) Of the occupied office and light industrial leases, 16,053 NRSF, 5,725 NRSF, 91,154 NRSF, 35,590 NRSF, 4,207 NRSF and 150,678 NRSF are scheduled to expire in 2014, 2015, 2016, 2017, 2018 and 2019 and thereafter, respectively, which accounts for (in thousands) $409, $114, $1,676, $588, $117 and $4,251 of annualized rent scheduled to expire during each respective period. Lease Distribution (total operating properties, excluding pre-stabilized) Total Percentage Percentage Number Percentage Operating of Total Annualized of of of All NRSF of Operating Rent Annualized Square Feet Under Lease(1) Leases(2) Leases Leases(3) NRSF ($000)(4) Rent Available colocation(5) - - % 225,026 13.2% $ - - % Available office and light-industrial - - 73,192 4.3 - - Colocation NRSF: 5,000 or less 1,316 91.1 434,020 25.4 70,757 51.3 5,001 - 10,000 21 1.5 137,277 8.1 16,371 11.9 10,001 - 25,000 10 0.7 159,724 9.4 25,756 18.7 Greater than 25,000 2 0.1 60,807 3.6 7,269 5.3 Powered shell 16 1.1 309,478 18.2 10,420 7.6 Office and light-industrial 79 5.5 303,407 17.8 7,155 5.2 Portfolio Total 1,444 100.0% 1,702,931 100.0% $ 137,728 100.0% (1) Represents all leases in our portfolio, including data center and office and light industrial leases. (2) Includes leases that upon expiration will automatically be renewed, primarily on a month-to-month basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases. (3) Represents the square feet at a building under lease as specified in the lease agreements plus management’s estimate of space available for lease to third parties based on engineers’ drawings and other factors, including required data center support space (such as mechanical, telecommunications and utility rooms) and building common areas. (4) Represents the monthly contractual rent under existing commenced customer leases as of March 31, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and it excludes power revenue, interconnection revenue and operating expense reimbursement. (5) Excludes NRSF held for development or under construction. Development Financial Operating Capital 2014 16 Overview and Capital Appendix Statements Portfolio Structure Guidance Expenditures

Geographic Diversification and 10 Largest Customers

Geographic Diversification



Miami 1.3%
Denver 0.6%
New York 3.6%
Chicago 8.4%
Boston 9.8%
Northern Virginia 18.5%
Los Angeles 28.3%
San Francisco Bay 29.5%

Metropolitan Market	Percentage of Total Annualized Rent
San Francisco Bay	29.5 %
Los Angeles	28.3
Northern Virginia	18.5
Boston	9.8
Chicago	8.4
New York	3.6
Miami	1.3
Denver	0.6
Total	100.0 %

10 Largest Customers

	Customer Industry	CoreSite Vertical	Number of Locations	Total Occupied NRSF[(1)]	Percentage of Total Operating NRSF[(2)]	Annualized Rent ($000)[(3)]	Percentage of Annualized Rent[(4)]	Weighted Average Remaining Lease Term in Months[(5)]
1	Technology	Digital Content	4	54,267	3.2 %	$ 10,511	7.6 %	31
2	Technology	Cloud	5	126,734	7.4	6,856	5.0	72
3	Technology	Systems Integration & Managed Service Provider	3	53,014	3.1	6,726	4.9	41
4	Technology	Digital Content	9	51,393	3.0	5,535	4.0	11
5	Government *	Enterprise	1	141,774	8.3	4,112	3.0	92
6	Technology	Cloud	1	27,036	1.6	3,981	2.9	50
7	Financial	Enterprise	2	12,184	0.7	3,041	2.2	11
8	Technology	Systems Integration & Managed Service Provider	1	6,034	0.4	2,646	1.9	10
9	Managed Services	Systems Integration & Managed Service Provider	1	23,663	1.4	2,378	1.7	108
10	Government	Enterprise	2	16,764	1.0	2,328	1.7	6
	Total/Weighted Average			**512,863**	**30.1 %**	**$ 48,114**	**34.9 %**	**43**

* Denotes customer using space for general office purposes.

(1) Total occupied NRSF is determined based on contractually leased square feet for leases that have commenced on or before March 31, 2014. We calculate occupancy based on factors in addition to contractually leased square feet, including required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas.

(2) Represents the customer's total occupied square feet divided by the total operating NRSF in the portfolio which, as of March 31, 2014, consisted of 1,702,931 NRSF.

(3) Represents the monthly contractual rent under existing commenced customer leases as of March 31, 2014, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

(4) Represents the customer's total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2014, which was approximately $137.7 million.

(5) Weighted average based on percentage of total annualized rent expiring calculated as of March 31, 2014.

Overview | Financial Statements | **Operating Portfolio** | Development and Capital Expenditures | Capital Structure | 2014 Guidance | Appendix 17

Development Summary and Capital Expenditures

(in thousands, except NRSF data)

Completed Pre-Stabilized Data Center Projects as of March 31, 2014

Projects/Facilities[(1)]	Metropolitan Area	Completion	NRSF [(1)]	Cost	Percent Leased[(2)]
SV4	San Francisco Bay	Mar 2013	16,640	$ 13,261	86.6 %
LA2	Los Angeles	Mar 2013	2,294	320	33.3
LA2	Los Angeles	Mar 2013	8,122	871	43.6
LA2	Los Angeles	Mar 2013	21,169	8,741	68.8
SV4	San Francisco Bay	Apr 2013	14,857	12,911	0.0
CH1	Chicago	Apr 2013	20,240	5,098	28.1
NY2	New York	Dec 2013	18,103	14,417	75.3
LA2	Los Angeles	Feb 2014	33,711	9,800	0.0
NY2	New York	Mar 2014	16,484	14,540	0.0
NY2	New York	Mar 2014	18,105	14,540	6.8
Total completed pre-stabilized			**169,725**	**$ 94,499**	**31.7 %**

(1) These pre-stabilized projects/facilities are excluded from the stabilized operating NRSF information in the Operating Properties table. See Appendix for definition of stabilized and pre-stabilized NRSF.

(2) Includes customer leases that have been signed as of March 31, 2014. The percent leased is determined based on leased square feet as proportion of total pre-stabilized NRSF.

Data Center Projects Under Construction as of March 31, 2014

Projects/Facilities	Metropolitan Area	Estimated Completion	NRSF[(1)]	Costs: Incurred to-date	Costs: Estimated Total [(2)]
VA2	Northern Virginia	Q3/Q4 2014	50,000	$ 38,663	$ 73,500
Total under construction			**50,000**	**$ 38,663**	**$ 73,500**

(1) NRSF reflects management's estimate based on engineering drawings and required support space and is subject to change based on final demising of the space.

(2) Reflects management's estimate of cost of completion based upon the actual cost at quarter-end, plus management's estimate of the cost to complete construction.

Capital Expenditures – Quarter Ended

		March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Data center expansion	(1)	$ 18,917	$ 46,574	$ 67,688	$ 33,544	$ 47,691
Non-recurring investments	(2)	5,714	9,330	3,831	4,526	7,832
Tenant improvements		1,208	2,074	1,578	1,027	1,613
Recurring capital expenditures	(3)	1,673	1,612	1,174	935	1,699
Total capital expenditures		**$ 27,512**	**$ 59,590**	**$ 74,271**	**$40,032**	**$ 58,835**
Repairs and maintenance expense	(4)	$ 2,284	$ 2,665	$ 1,954	$ 1,918	$ 2,016

(1) Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments.

(2) Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation such as internal system development and system-wide security upgrades.

(3) Recurring capital expenditures include required equipment upgrades within our operating portfolio, which have a future economic benefit.

(4) Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statement of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Overview | Financial Statements | Operating Portfolio | **Development and Capital Expenditures** | Capital Structure | 2014 Guidance | Appendix 18

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or Equivalents Outstanding	Market Price / Liquidation Value as of March 31, 2014	Market Value Equivalents
Common shares	21,629	$31.00	$ 670,499
Operating partnership units	25,361	$31.00	786,191
Liquidation value of preferred stock	4,600	$25.00	115,000
Total equity			1,571,690
Total debt			260,000
Total enterprise value			$ 1,831,690

Total debt to annualized adjusted EBITDA	2.2x
Total debt and preferred stock to annualized adjusted EBITDA	3.1x

Debt Summary (1)

Outstanding as of:

Instrument	Rate	Maturity Date	Maturity Date with Extension	March 31, 2014	December 31, 2013
Revolving credit facility [2]	2.15%	1/3/2017	1/3/2018	$ 160,000	$ 174,250
Senior unsecured term loan [3]	3.23%	1/31/2019	1/31/2019	100,000	-
SV1 - mortgage loan		N/A	N/A	-	58,250
Total Debt				**$ 260,000**	**$ 232,500**
Weighted average debt rate	2.57%				
Preferred Stock	7.25%	N/A	N/A	115,000	115,000
Total Debt and Preferred Stock				**$ 375,000**	**$ 347,500**
Floating rate vs. fixed rate debt				62% / 38%	100% / 0%
Floating rate vs. fixed rate debt and preferred stock				43% / 57%	67% / 33%

(1) See the most recent filed Form 10-K and 10-Q for information on specific debt instruments.

(2) The revolving credit facility interest rate is based on LIBOR at March 31, 2014, plus applicable spread.

(3) Represents the effective interest rate as a result of the interest rate swap agreement associated with $100 million 1 month LIBOR variable rate debt.

Debt Maturities



$300,000
$250,000
$200,000
$150,000
$100,000
$50,000
$-
2014
2015
2016
2017
2018
2019

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | **Capital Structure** | 2014 Guidance | Appendix

19

Interest Summary and Debt Covenants

(in thousands)

Interest Expense Components

	Three Months Ended		
	March 31, 2014	December 31, 2013	March 31, 2013
Interest expense and fees	$ 1,762	$ 1,652	$ 962
Amortization of deferred financing costs	580	446	420
Capitalized interest	(1,169)	(1,339)	(943)
Total interest expense	**$ 1,173**	**$ 759**	**$ 439**
Percent capitalized	49.9%	63.8%	68.2%

Debt Covenants

		Revolving Credit Facility & Senior Unsecured Term Loan				
	Required Compliance	March 31, 2014	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Fixed charge coverage ratio	Greater than 1.75x	7.8x	7.2x	7.5x	7.7x	7.6x
Total indebtedness to gross asset value	Less than 60%	15.6%	15.5%	11.5%	10.0%	9.6%
Secured debt to gross asset value	Less than 40%	0.0%	3.7%	3.8%	4.0%	4.2%
Unhedged variable rate debt to gross asset value	Less than 30%	9.3%	14.9%	10.8%	9.0%	7.9%
Facility availability		$405,000	$405,000	$405,000	$405,000	$355,000
Borrowings outstanding		(160,000)	(174,250)	(108,000)	(73,000)	(52,000)
Outstanding letters of credit		(8,390)	(8,390)	(8,390)	(7,540)	(8,540)
Current availability		**$236,610**	**$222,360**	**$288,610**	**$324,460**	**$294,460**

Overview | Financial Statements | Operating Portfolio | Development and Capital Expenditures | **Capital Structure** | 2014 Guidance | Appendix 20

2014 Guidance (in thousands, except per share amounts ) The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Further, the guidance does not include the impact of any future financing, investment or disposition activities. Please refer to the press release for additional information on forward-looking statements. Projected per share and OP unit information: Low High Net income attributable to common shares $ 0.50 $ 0.60 Real Estate depreciation and amortization 1.50 FFO $ 2.00 $ 2.10 Projected operating results: Total operating revenues $ 260,000 $ 270,000 Data center revenue $ 255,000 $ 265,000 General and administrative expenses $ 28,000 $ 30,000 Adjusted EBITDA $ 120,000 $ 125,000 Guidance drivers: Rental churn rate per quarter 1% 2% Cash rent growth on data center renewals 1% 4% Capital expenditures: Data center expansion $ 90,000 $ 105,000 Non-recurring investments $ 15,000 $ 20,000 Tenant improvements $ 5,000 $ 10,000 Recurring capital expenditures $ 5,000 $ 10,000 Total capital expenditures $ 115,000 $ 145,000 Development Financial Operating Capital 2014 21 Overview and Capital Appendix Statements Portfolio Structure Guidance Expenditures

 Appendix Definitions This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other REITs and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as a measure of profitability and/or liquidity, computed in accordance with GAAP. Turn-Key Same Store Includes turn-key data center space that was leased and available to be leased to our colocation customers as of December 31, 2012, at each of our properties, and excludes powered shell data center space, SV3 data center space, office and light industrial space and space for which development was completed and became available to be leased after December 31, 2012. The turn-key same store space as of December 31, 2012, is 949,300 NRSF. Monthly Recurring Revenue per Cabinet Equivalent Represents the turn-key monthly recurring colocation revenue (MRR) per cabinet equivalent billed. MRR is defined as recurring contractual revenue under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter end cabinet equivalents billed plus prior quarter end cabinet equivalents billed)/2)). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25. Stabilized and pre-stabilized NRSF Projects and facilities that have been recently developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupied or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

 Appendix Funds From Operations “FFO” is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance and liquidity. We calculate FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. Our management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We offer this measure because we recognize that FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations, the utility of FFO as a measure of our performance is limited. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix

 Appendix Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. AFFO is used by us as a basis to address our ability to fund our dividend payments. We calculate adjusted funds from operations by adding to or subtracting from FFO: Plus: Amortization of deferred financing costs Plus: Non-cash compensation Plus: Non-real estate depreciation Plus: Impairment charges Plus: Below market debt amortization Less: Straight line rents adjustments Less: Above and below market leases Less: Maintenance capital investment Less: Tenant improvement capital investment Less: Capitalized leasing commissions AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting the effect of certain items noted above included in FFO. AFFO is a widely reported measure by other REITs, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs. Earnings before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA - EBITDA is defined as earnings before interest, taxes, depreciation and amortization. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs and litigation expense to EBITDA as well as adjusting for the impact of impairment charges and gains or losses on early extinguishment of debt. Management uses EBITDA and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDA and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of non-cash depreciation or the cost of debt. However, because EBITDA and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited. Overview Financial Statements Operating Portfolio Development and Capital Expenditures Capital Structure 2014 Guidance Appendix